UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 19, 2010

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously disclosed in our Form 8-K filed on May 28, 2009, Jamba, Inc. (the “Company”) approved a plan to refranchise up to 150 company-owned stores, primarily outside of California. At the time of filing, the Company was unable to determine whether any charges would be incurred or in good faith make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the costs and charges that may be incurred related to its refranchising efforts. This amendment updates the disclosure in Item 2.05 of our previously-filed Form 8-K filed on May 28, 2009.

To date, the Company has refranchised 102 stores for which the Company incurred aggregate impairment charges of $5.5 million. The Company does not expect to incur additional charges for the refranchising of the balance of its stores identified for refranchising.

Forward-Looking Statement. This Current report on Form 8-K contains forward-looking statements relating to the refranchising of Company-operated stores, including statements regarding whether charges are expected to be incurred with respect to its remaining refranchising efforts. These forward-looking statements, as well as the underlying estimates and assumptions relating to such statements, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, risks related to achieving expected costs savings, income tax and other benefits associated with the store refranchising efforts in the anticipated time frame, if at all, and the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2009. The Company assumes no obligation to update any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2010

JAMBA, INC.

By:	/s/ Karen L. Luey
Name:	Karen L. Luey
Title:	Chief Financial Officer and Senior Vice President